KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852


TEL (212) 715-9100                                        47, Avenue Hoche
FAX (212) 715-8000                                          75008 Paris
                                                               France

                                  July 18, 2001



The Bear Stearns Funds
575 Lexington Avenue
New York, New York  10022

        Re:    The Bear Stearns Funds
               Registration No. 33-84842
               Post-Effective Amendment
               to Registration Statement on Form N-1A
               --------------------------------------

Gentlemen:

               We consent to the reference to our Firm as counsel in Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A.



                                        Very truly yours,

                                        /s/ Kramer Levin Naftalis & Frankel LLP